UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 13, 2017

CKX Lands, Inc.

(Exact Name of Registrant as Specified in Its Charter)

(State or Other Jurisdiction of Incorporation)

Louisiana	1-31905	72-0144530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1508 Hodges Street, Lake Charles, LA	70601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (337) 493-2399

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 13, 2017, the Company entered into an Agreement to Purchase and Sell Real Estate (“Agreement”) to purchase approximate 44,000 square feet of rentable commercial real estate located in Sulphur, Louisiana from MAJ of Sulphur, L.L.C. for $2,725,000. The commercial real estate consists of three separate buildings located on two separate parcels of land. The Agreement’s terms and conditions include, but are not limited to:

●	90-day feasibility period for the Company to determine, at its sole discretion, that these properties are suitable for its intended use.
●	Allows for an IRS 1031 Exchange, if elected, and
●	Final approval of the transaction by the Company’s board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CKX Lands, Inc.

Date: July 16, 2017	By:	/s/ Brian R. Jones
Brian R. Jones
President